                                                                EXHIBIT 10.13


STATE OF NORTH CAROLINA                           RELEASE AND
SETTLEMENT
                                                  AGREEMENT
COUNTY OF DURHAM


      This Release and Settlement Agreement is made and entered into this 21st day of January, 1997, by and between Steven M. Scott, M.D. ("Dr. Scott"), Bertram E. Walls, M.D., M.B.A. ("Dr. Walls"), and Coastal Physician Group, Inc. ("Coastal") on the one hand and Joseph G. Piemont ("Piemont") on the other hand (collectively the "Parties");
     WHEREAS, the Parties are currently engaged in litigation in the General Court of Justice, Superior Court Division, of Durham County, North Carolina, in a case styled STEVEN M. SCOTT, ET AL.
V. JACQUE JENNING SOKOLOV, JOSEPH G. PIEMONT, STEPHEN D. CORMAN, AND COASTAL PHYSICIAN GROUP, INC.; 96 CvS 2748 (the "Lawsuit"); and
       WHEREAS, Piemont previously resigned his position as President of Coastal and has made claims against Coastal with regard to an Employment Agreement between himself and Coastal dated June 1, 1996 (the "Contract") which claims have been disputed by Coastal; and
      WHEREAS, Piemont has filed Motion for Leave to File Supplemental Pleading to Assert a Crossclaim Against Coastal Physician Group, Inc. based upon the Contract in the Lawsuit; and
      WHEREAS, Dr. Scott and Dr. Walls, on behalf of themselves and in their capacities as representatives of Coastal, and Coastal desire to compromise and settle the Lawsuit with Piemont, and Piemont desires to compromise and settle the Lawsuit with Dr. Scott, Dr. Walls and Coastal; and
      WHEREAS, the Parties have agreed to enter into this Agreement to accomplish their joint goal of settling and resolving all claims against Piemont in the Lawsuit and any claims Piemont made by or which could have been made by Piemont in the Lawsuit, including but not limited to all claims with respect to the Contract.
     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the adequacy and sufficiency of which is hereby acknowledged, the undersigned parties hereto agree as follows:
      1. INITIAL PAYMENT: Coastal shall pay Piemont the sum of One Hundred Fifty Thousand Dollars ($150,000.00) on January 15, 1997, if this Agreement has been approved by the Court presiding over the Lawsuit by that date. Otherwise, this sum shall be paid to Piemont within five (5) business days after approval by the Court;
     2. SUBSEQUENT PAYMENTS: As further consideration for the execution of this Agreement, Piemont shall receive the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) to be paid by Coastal in equal monthly installments of Twenty Thousand Dollars ($20,000.00) each for a period of twelve months beginning (subject to prior Court approval) on February 15, 1997, and ending on January 15, 1998, and a final payment of Ten Thousand Dollars ($10,000.00) to be paid on February 15, 1998. This obligation of Coastal to Piemont shall be evidenced by a non-interest-bearing note in the form attached as Exhibit A and shall be subject to approval by the Court by February 15, 1997. Otherwise, the first monthly installment shall be paid by Coastal on the fifteenth (15th) of the month after the approval by the Court.
      3. STOCK APPRECIATION RIGHTS: Coastal furthermore shall pay Piemont an amount determined in accordance with the following provisions:
           (a) PURPOSE. Subject to the terms hereof, including the maximum amount in accordance with Section 3(d) below, Piemont shall have the right to receive the appreciation occurring from and after the Initial Date (hereinafter defined) in 50,000 shares of Coastal's common stock (presently traded on the New York Stock Exchange) and these provisions shall be interpreted with a view to accomplishing such purpose.
           (b) DEFINITIONS. Terms used herein shall have the following meanings: (i) the term "Initial Price" shall mean the price per share for Coastal's common shares at the close of business of the New York Stock Exchange (as reflected on the New York Stock Exchange Composite Tape) on December 30, 1996, of $3.00 per share (the "Initial Date"); (ii) the term "Sales Price" shall mean the average price per share for Coastal's common shares at the close of business of the New York Stock Exchange (as reflected on the New York Stock Exchange Composite Tape, or if those shares are not traded at that time on the New York Stock Exchange, the comparable standard for the trading market on which those shares are then traded) on the ten trading days next preceding the date (the "Sales Date") on which delivery of notice of exercise of the rights granted hereunder occurs.
           (c) EXERCISE. Piemont shall have the right to exercise his right to payment under Section 3 at any time and from time to time during the three-year period beginning on the date hereof and ending at 12:00 p.m. E.S.T. on the third anniversary of the date of execution of this Agreement. Such rights shall be exercised by delivering written notice thereof (which notice shall specify the number of shares with respect to which such rights are being exercised) by facsimile (Fax 919-383-
0247) to Coastal's chief executive officer or its general counsel with copy thereof being delivered promptly thereafter by certified mail addressed to Coastal, P.O. Box 15309, Durham, N.C. 27704, to the attention of such officer or officers.
           (d) AMOUNT. The amount payable to Piemont hereunder shall be determined in accordance with the following provisions:
(i) the Initial Price shall be subtracted from the Sales Price to determine the per share appreciation which has occurred, provided, however, that the per share appreciation to which Piemont shall be entitled shall not exceed Four Dollars ($4.00);
(ii) the per share appreciation, not to exceed Four Dollars ($4.00), shall then be multiplied by the number of shares with respect to which Piemont is exercising his rights hereunder; and
(iii) the resulting sum shall be the amount payable to Piemont under this Section 3. Further, such amount shall be paid to Piemont within three business days after receipt of the notice exercising such rights. To the extent not exercised, such rights shall remain in full force and effect, and upon subsequent exercise thereof by Piemont as hereinabove provided, the amount payable to Piemont shall again be determined in accordance with the foregoing provisions. Any such rights not exercised within three years of the date hereof shall lapse and be of no further force and effect.
           (e) ADJUSTMENT. In the event Coastal's outstanding common shares shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any special dividend payable on such shares in shares of Coastal stock, the Initial Price and the number of shares with respect to which the rights granted hereunder exist shall be proportionately adjusted to accomplish the purposes hereof.
          (f) REORGANIZATIONS. If at any time during the three-year term hereof there shall be a capital reorganization of Coastal's common shares, then as part of such reorganization, lawful provision shall be made so that Piemont's rights hereunder shall be protected in a manner which will accomplish the purposes hereof.
           (g) MERGER, BUSINESS COMBINATION. If a merger, consolidation, share exchange or business combination occurs which results in Coastal's common shares being acquired by another corporation (whether for cash, securities or other consideration), or if substantially all of Coastal's assets and properties are sold to another person, the following provisions shall be controlling for purposes hereof: (i) Piemont shall be deemed to have exercised his remaining rights on the closing date of such transaction, (ii) the amount payable to Piemont, if any, shall be determined and paid within three business days after such closing date and (iii) Piemont shall not thereafter have any further right to receive payments based upon appreciation in Coastal's common shares.
            (h)    INFORMATION.   Upon  the  occurrence  of  each
adjustment or readjustment pursuant to the provisions contained herein, Coastal at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish Piemont with information setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
     4. RELEASE BY PIEMONT: Except as provided in this Release and Settlement Agreement and as provided in the Promissory Note to be delivered to Piemont as set forth in Section 2, Piemont does hereby relinquish, remise, release and forever discharge Dr. Scott, Dr. Walls, and Coastal and their respective attorneys, agents, heirs, assigns, servants, officers, directors, shareholders, representatives, and any and all other persons, parties or corporations that might be in privity with them, whether named herein or not, of and from all liabilities, costs, claims, expenses, attorney's fees, demands, damages, losses, causes of action, suits and all incidental and consequential damages of whatever kind, and however arising, which Piemont may now have or claim to have, or might hereafter have or claim to have, whether known or unknown, matured or unmatured, from the beginning of time through the date of this Agreement, including, but not limited to, matters arising out of or related to the claims that were asserted or could have been asserted, in the Lawsuit, and any rights whatsoever or claims for compensation or benefits arising out of or related to the Contract or Piemont's employment with Coastal.
      5. RELEASE BY DR. SCOTT AND DR. WALLS: Dr. Scott an Dr. Walls do hereby relinquish, remise, release and forever discharge Piemont and his respective attorneys, agents, heirs, assigns, servants, employees, representatives, and any and all other persons or parties or corporations that might be in privity with them, whether named herein or not, of and from all liabilities, costs, claims, expenses, attorney's fees, demands, damages, losses, causes of action, suits and all incidental and consequential damages of whatever kind, and however arising which Dr. Scott and Dr. Walls, may now have or claim to have, or might hereafter have or claim to have, whether known or unknown, matured or unmatured, from the beginning of time through the date of this Agreement, including, but not limited to, matters arising out of or related to the claims that were asserted, or could have been asserted, in the Lawsuit and of any rights or claims arising out of or related to the Contract or Piemont's employment with Coastal.
      6. RELEASE BY COASTAL: Coastal, acting on behalf of its predecessors, successors and assigns, and its present and former officers, directors, employees, representatives, and agents, does hereby relinquish, remise, release and forever discharge Piemont and his respective attorneys, agents, heirs, assigns, servants, representatives, and any and all other persons, or parties that might be in privity with them, whether named herein or not, of and from all liabilities, costs, claims, expenses, attorney's fees, demands, damages, losses, cause of action, suits and all incident and consequential damages of whatever kind, and however arising, which Coastal may now have or claim to have, or might hereafter have or claim to have, whether known or unknown, matured or unmatured, from the beginning of time through the date of this Agreement, including, but not limited to, matters arising out of or related to the claims that were asserted, or could have been asserted, in the Lawsuit and of any rights or claims arising out of or related to the Contract or Piemont's employment with Coastal.
      7. SHARES OWNED: Nothing herein shall in any way affect any shares in Coastal owned by Piemont as of the date hereof. Piemont hereby waives any options, vested or unvested, held by him, including but not limited to those described in Section 5(i) of the Contract.
      8. INSURANCE: Coastal agrees to use its best efforts to continue to provide coverage for Piemont under the executive protection insurance policies for officers and directors previously associated with Coastal so long as Coastal does not incur additional premium cost therefor.
      9. INDEMNITY: Coastal hereby indemnifies Piemont and agrees to hold him harmless from and against all damages, claims, losses, liabilities and expenses (including reasonable attorneys'
fees) arising from or in any way connected with Piemont's service as an officer, director or employee of Coastal to the maximum extent permitted under Section 145 of the General Corporation Law of the
State of Delaware and Article VIII of Coastal's by-laws (as presently existing or as hereafter amended to broaden or increase such indemnification), which indemnification shall continue in full force and effect notwithstanding any resignation by Piemont as an officer, director, employee, consultant, agent or representative of Coastal. Further, if Piemont incurs expenses (including reasonable attorneys' fees) in defending any civil, criminal, administrative, or investigative action, suit or proceeding relating to his service as an officer, director or employee of Coastal, Coastal shall promptly and forthwith advance Piemont funds to pay such expenses in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking from Piemont to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by Coastal pursuant to Delaware law and pursuant to Coastal's bylaws in effect at the time of the Contract. Further, these indemnification provisions shall remain in full force and effect notwithstanding any insurance coverage afforded to Piemont with respect to such matters. For purposes of this agreement reasonable attorneys' fees shall be determined with reference to regular hourly billing rates for time spent by the attorney on the matters for which attorneys' fees may be paid or reimbursed.
      10. DEFAULT BY COASTAL: If Coastal fails to make any payment required to be made by this Agreement, Piemont shall give notice of default to Coastal which may, within ten (10) days following the giving of such notice, cure any default. If Coastal fails to cure any default as provided herein, the payment for which Coastal is in default shall accrue interest at the rate of eighteen percent (18%) per annum, simple interest, from the tenth day following the giving of the default notice until paid. If Coastal fails to make any payment required as specified in the Promissory Note to be delivered to Piemont as set forth in Section 2, Piemont shall also have the rights and remedies, including acceleration of the outstanding balance, as specified therein. Upon commencement of litigation related to a default, the prevailing party in any such litigation shall be entitled to recover its costs and expenses, including reasonable attorneys' fees from the party not prevailing in the litigation. For the purposes of this paragraph, the term "prevailing party" means that party who has a final, non-appealable judgment entered in its favor by a court of competent jurisdiction.
      11. DISMISSAL. Upon final approval of this Agreement by the Court, Dr. Scott and Dr. Walls, individually and on behalf of Coastal, shall file a voluntary dismissal with prejudice as to all direct and derivative claims asserted against Piemont in the Lawsuit and Piemont shall withdraw his Motion for Leave to File Supplemental Pleading.
      12.   RETURN  OF MONIES ADVANCED TO PIEMONT FOR  LITIGATION
EXPENSES: Piemont shall refund to Coastal monies paid by Coastal to or on behalf of Piemont for legal fees and expenses incurred in the Lawsuit to the extent such advanced monies exceed payment for fees and expenses actually incurred by attorneys retained by or on behalf of Piemont in connection with this Lawsuit.
       13. NO ADMISSION OF LIABILITY: The Parties hereto understand and agree that this Agreement constitutes a compromise of disputed claims, and that the payments and agreements contained hereon are not to be construed in any way to constitute an admission of liability of the Parties.
      14. FINAL APPROVAL BY COURT: It is expressly agreed and understood that the effectiveness of this Agreement is expressly conditioned on the final approval of this Agreement by the Court and shall have no force or effect, nor be binding upon any Party hereto until such time as final approval by the Court is given. The Parties agree that, as soon as practicable following execution of this Agreement (and not later than five business days in any event), they will jointly move the Court to preliminarily approve the Agreement, to authorize the giving of notice of the Settlement to shareholders (if deemed necessary by the Court), to set a hearing for the final approval of the Agreement, and to grant final approval of the Agreement.
          In the event the Court does not grant final approval of the Agreement prior to March 31, 1997, this Agreement shall be void and of no effect and the parties shall revert to the status quo ante as of the date of the Agreement.
     15. ENTIRE CONSIDERATION AND AGREEMENT. This document sets forth the entire consideration for this Agreement, which consideration is contractual and not a mere recital. All agreements and understandings between the parties are embodied and expressed herein.
      16. NO OTHER PROMISES OR INDUCEMENT: The undersigned parties expressly warrant that no promise or inducement has been offered except as set forth herein. This Agreement is executed without reliance upon any statement or representation of any person or party, or their representatives. Acceptance of the consideration set forth herein is in full accord and satisfaction of each of the causes of action which are disputed or could have been disputed herein.
      17. VOLUNTARY EXECUTION. The Parties enter into this Agreement voluntarily, upon advice of counsel and of their own accord and represent and warrant that they are under no duress and coercion in entering said agreement. The Parties further represent and warrant that they have reviewed the Agreement and agree in all respects to its terms.
      18. BENEFIT OF AGREEMENT: This Agreement shall inure to the benefit of and shall be binding upon the undersigned parties and their respective heirs, executors, administrators, trustees, successors and/or assigns.
      19. WARRANTY OF OWNERSHIP OF CLAIMS. All Parties warrant and represent that they are the sole holder and owner of each and every claim, cause of action, right or chose in action relating to the matters that are asserted or could have been asserted by the Parties in the Lawsuit and that no assignment, in whole or in part, of these claims, causes or rights has been made to any other party.

     20. CONFIDENTIALITY: It is expressly agreed that the terms and conditions of the Agreement, are, and shall remain, confidential, and shall not be revealed or disclosed by any party hereto except (1) with the express written consent of all Parties hereto, (2) upon the order of a court of competent jurisdiction,
(3)  as  may be necessary to enforce the terms of this Agreement,
(4) as may be required by law, or (5) as may be required by any regulatory agencies exercising oversight over any of the parties.
     21. NORTH CAROLINA LAW: This Agreement shall be construed under and governed by the laws of the State of North Carolina. All Parties consent to the jurisdiction of the General Court of Justice of Durham County, North Carolina, for the enforcement of this Agreement.
      22.   INTEGRATION  AND  MERGER:  This  Agreement  embodies,
merges and integrates all prior and current agreements and understandings of the parties with regard to the settlement of the claims asserted or which could have been asserted by either Party in the above-styled and numbered cause and may not be clarified, modified, changed or amended, except in writing, signed by each of the signatories hereto. The terms of the Protective Order shall survive this Agreement.

The  parties hereto have set their hands and seals this the  21st day of January, 1997.


                              /S/ STEVEN M. SCOTT, M.D.
                              STEVEN M. SCOTT, M.D.



                              /S/ BERTRAM E. WALLS
                              BERTRAM E. WALLS, M.D., M.B.A.



                              COASTAL PHYSICIAN GROUP, INC.

                              By:/S/ HENRY J. MURPHY
                              Its:President



                              /S/ JOSEPH G. PIEMONT
                              JOSEPH G. PIEMONT

STATE OF NORTH CAROLINA

COUNTY OF WAKE


      I,  Virginia L. Cannon, a Notary Public of the  County  and
State aforesaid, certify that STEVEN M. SCOTT M.D. personally appeared before me this day and acknowledged the execution of the foregoing instrument.

     WITNESS my hand and official stamp or seal, this 21st day of January, 1997.



                              /S/ VIRGINIA L. CANNON
                              Notary Public

My Commission Expires:

11/12/2000

STATE OF NORTH CAROLINA

COUNTY OF WAKE


      I,  Virginia L. Cannon, a Notary Public of the  County  and
State aforesaid, certify that BERTRAM E. WALLS, M.D., M.B.A., personally appeared before me this day and acknowledged the execution of the foregoing instrument.

     WITNESS my hand and official stamp or seal, this 21st day of January, 1997.



                              /S/ VIRGINIA L. CANNON
                              Notary Public

My Commission Expires:

11/12/2000

STATE OF NORTH CAROLINA

COUNTY OF WAKE


      I, Virginia L. Cannon, a Notary Public of the County and State aforesaid, certify that Henry J. Murphy personally appeared before me this day and acknowledged that he is President of COASTAL PHYSICIAN GROUP, INC., a Delaware corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by himself as President.

     WITNESS my hand and official stamp or seal, this 21st day of January, 1997.



                              /S/ VIRGINIA L. CANNON
                              Notary Public

My Commission Expires:

11/12/2000

STATE OF NORTH CAROLINA

COUNTY OF CHATHAM


      I,  Tlynthia P. Jordan, a Notary Public of the  County  and
State aforesaid, certify that JOSEPH G. PIEMONT personally appeared before me this day and acknowledged the execution of the foregoing instrument.

     WITNESS my hand and official stamp or seal, this 23rd day of January, 1997.



                              /S/ TLYNTHIA P. JORDAN
                              Notary Public

My Commission Expires:

1122-98